Exhibit 99.1

News Release

Independent Bank Corporation
4200 East Beltline Avenue NE
Grand Rapids, MI 49525
616.527.5820

For Release:	Immediately

Contact:	William B. (“Brad”) Kessel, President and CEO, Independent Bank Corporation, 616.447.3933
Robert (“Rob”) N. Shuster, Chief Financial Officer, Independent Bank Corporation, 616.522.1765
Constance (“Connie”) A. Deneweth, Chief Executive Officer, TCSB Bancorp, Inc., 231.995.5544
Ann M. Bollinger, President and Chief Financial Officer, TCSB Bancorp, Inc., 231.995.8020

INDEPENDENT BANK CORPORATION ANNOUNCES AGREEMENT
TO ACQUIRE TRAVERSE CITY STATE BANK

GRAND RAPIDS/TRAVERSE CITY, Mich., Dec. 4, 2017 - Independent Bank Corporation (NASDAQ: IBCP), the parent company of Independent Bank, with total assets of approximately $2.8 billion, and TCSB Bancorp, Inc. (“TCSB”), the parent company of Traverse City State Bank, today jointly announced the signing of a definitive merger agreement for IBCP to acquire TCSB.

Subject to the terms of the merger agreement, which has been unanimously approved by the Board of Directors of each company, TCSB shareholders will receive 1.1166 shares of IBCP common stock for each outstanding share of TCSB common stock or 2.71 million shares of IBCP common stock in the aggregate. The 169,800 outstanding options to acquire TCSB common stock will be converted into IBCP options at the completion of the merger. The transaction is valued at approximately $63.24 million based on IBCP’s 15-day volume weighted average price of $22.4438 as of Dec. 1, 2017, which is equal to 206.4% of TCSB tangible book value as of September 30, 2017.

Subject to the approval of TCSB shareholders and the receipt of regulatory approvals and satisfaction of other customary closing conditions, the transaction is anticipated to close in the first half of 2018. After the closing, IBCP intends to consolidate Traverse City State Bank with and into Independent Bank, operate under the Independent Bank name and maintain all five branch locations. One member of the TCSB board of directors will join IBCP’s board upon completion of the transaction.

Brad Kessel, the President and Chief Executive Officer of Independent Bank Corporation, commented: “The transaction with TCSB will strengthen our current franchise and support our growth in the attractive Traverse City market with full-service banking through five locations.  We are excited to welcome the TCSB team and together create an even stronger bank for the Michigan communities that we serve.  We are pleased that Connie Deneweth will continue to lead the Northern Michigan market.  She is a respected business leader in the Traverse City area who will make a positive contribution to our organization.  In addition, Ann Bollinger will lead the development of our wealth management services in Northern Michigan.  Connie and Ann have built an exceptional bank with a strong foundation.”

Connie Deneweth, the Chief Executive Officer of TCSB Bancorp, Inc., commented:  “We are very excited to join the Independent Bank family.  We share a commitment to community banking, valuing our employees and serving our customers.  This combination significantly enhances our capabilities including, larger lending limits, an expanded loan and deposit product mix, and more automated services.  We believe this partnership is in the best interests of our customers and shareholders.”

IBCP currently estimates that annual pre-tax expense savings associated with the merger will be approximately 31% of TCSB’s run-rate expenses for 2017. Merger transaction and integration-related costs are expected to be approximately $3.4 million (pre-tax). The transaction is expected to be approximately 3.8% and 6.7% accretive to first-year and second-year fully diluted earnings per share, respectively. Tangible book value per share dilution will be approximately 2.8% at closing, including all transaction-related expenses, with an expected tangible book value earn-back of 3.3 years using the crossover methodology. The estimated internal rate of return for the transaction is expected to be approximately 21.0%.

ProBank Austin acted as IBCP’s financial advisor and Varnum LLP acted as legal counsel to IBCP in connection with the merger. D.A. Davidson & Co. acted as TCSB’s financial advisor and Warner Norcross & Judd LLP acted as legal counsel to TCSB in connection with the merger.

Investor Conference Call

Brad Kessel, President and CEO, and Rob Shuster, CFO, of IBCP and Connie Deneweth, CEO, and Ann Bollinger, President and CFO, of TCSB will review the transaction in a conference call for investors and analysts beginning at 11:00 am ET on Tuesday, Dec. 5, 2017.

To participate in the live conference call, please dial 1-866-200-8394. Also the conference call will be accessible through an audio webcast with user-controlled slides via the following site/URL:  https://services.choruscall.com/links/ibcp171205.html.

A playback of the call can be accessed by dialing 1-877-344-7529 (Conference ID # 10114900). The replay will be available through Dec. 12, 2017.

About Independent Bank Corporation

Independent Bank Corporation (NASDAQ: IBCP) is a Michigan-based bank holding company with total assets of approximately $2.8 billion.  Founded as First National Bank of Ionia in 1864, Independent Bank Corporation operates a branch network across Michigan’s Lower Peninsula through one state-chartered bank subsidiary.  This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, investments and insurance.  Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.

About TCSB Bancorp, Inc.

TCSB Bancorp, Inc. is a Michigan-based bank holding company with total assets of approximately $350 million.  Founded in 2000, TCSB is the parent company of Traverse City State Bank and provides a full array of banking services through five full-service branches in the Traverse City area.

For more information, please visit our Web sites at:  IndependentBank.com and TCSB.com

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the merger agreement or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements include, but are not limited to, the expected completion date, financial benefits and other effects of the proposed merger of IBCP and TCSB. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, readers are cautioned not to place undue reliance on such statements. Factors that may cause such a difference include, but are not limited to, the reaction to the transaction of the companies’ customers, employees and counterparties; customer disintermediation; inflation; expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; the requisite shareholder and regulatory approvals for the proposed transaction might not be obtained; credit and interest rate risks associated with IBCP’s and TCSB’s respective businesses, customers, borrowings, repayment, investment, and deposit practices; general economic conditions, either nationally or in the market areas in which IBCP and TCSB operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks; certain risks and important factors that could affect IBCP’s future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with the SEC, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and IBCP undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Important Additional Information

This communication is being made in respect of the proposed merger transaction involving IBCP and TCSB. IBCP intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”), which will include a proxy statement of TCSB and a prospectus of IBCP, and IBCP will file other documents regarding the proposed transaction with the SEC. A definitive proxy statement/prospectus will also be sent to TCSB shareholders seeking the required shareholder approval. Before making any voting or investment decision, investors and security holders of TCSB are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by IBCP with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by IBCP may be obtained free of charge at its website at www.independentbank.com. The information available through IBCP’s website is not and shall not be deemed part of this press release or incorporated by reference into other filings IBCP makes with the SEC. Alternatively, these documents, when available, can be obtained free of charge from IBCP upon written request to Independent Bank Corporation, Attn: CFO, 4200 East Beltline Avenue NE, Grand Rapids, MI 49525, or by calling (616) 522-1765.

TCSB and its directors, executive officers, and certain other members of management and employees may be soliciting proxies from TCSB shareholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of TCSB shareholders in connection with the proposed transaction will be set forth in the prospectus and proxy statement when it is filed with the SEC. Free copies of this document may be obtained as described above.